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                                 AMENDMENT NO. 1
                                       TO
                                    EXCLUSIVE
                         CUSTOM MANUFACTURING AGREEMENT

         This Amendment (the "Amendment") is dated as of August 24, 2005 and amends that certain Exclusive Custom Manufacturing Agreement (the "Original Agreement") dated as of the 28th day of January, 2005, by and between Century Foods, a division of Hormel Foods Corporation, a Delaware corporation, with principal offices at 400 Century Court, Sparta, Wisconsin 54656 ("Contractor") and Pacifichealth Laboratories, a Delaware corporation with its principal offices at 100 Matawan Road, Suite 420, Matawan, NJ 07747-3913 ("PHL"). The Original Agreement, as amended by this Amendment, is referred to herein as the "Agreement."

WHEREAS, in connection with the loan by Hormel Health Labs, LLC to PHL pursuant to the Securities Purchase Agreement and Secured Convertible Promissory Note each dated as of the date hereof, the parties hereto consider it in their best interests to extend the Original Agreement by a period of one (1) year.

NOW, THEREFORE, the parties hereby agree that Section 2 of the Original Agreement is hereby amended and restated as follows:

         "2. TERM; TERMINATION. This Agreement shall be effective as of January 28, 2005 and shall continue for a period of two (2) years without interruption, and thereafter shall continue year to year thereafter unless terminated by either party on ninety (90) days written notice to the other party. This Agreement may be terminated by either party at any time during the term and any extension thereof for a material breach of this Agreement by the other party, such termination to be effective immediately upon delivery to the defaulting party specifying the nature of such breach and defaulting party's failure to remedy the breach within ten (10) days of its receipt."

All other terms and conditions of the Agreement remain unchanged and in force.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives effective as of the date first above written.


CENTURY FOODS, a Division of                   PACIFICHEALTH LABORATORIES,
Hormel Foods Corporation                       INC.
(Contractor)                                   (PHL)


By: /s/ James N. Sheehan                       By: /s/ Stephen P. Kuchen
    ------------------------------------           -----------------------------

Its: Vice President                            Its: CFO/COO
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